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                   [KIMMERLING, MYERS & CO., INC - Letterhead]



                                                                  Exhibit 23.2



The Board of Directors
Duke Realty Investments, Inc.


     We consent to the use of our report on the financial statements of Duke Realty Profit Sharing and Salary Deferral Plan (formerly Duke Associates Profit Sharing and Salary Deferral Plan) as of December 31, 1992 and for the year ended December 31, 1992, incorporated herein by reference.

                                              /s/ Kimmerling, Myers & Co. Inc.

                                                  Kimmerling, Myers & Co. Inc
                                                  September 29, 1994